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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 20, 2005

                               EMERSON RADIO CORP.
               (Exact Name of Registrant as Specified in Charter)

        Delaware                   0-25226                   22-3285224
        --------                   -------                   ----------
    (State Or Other              (Commission               (IRS Employer
     Jurisdiction Of             File Number)            Identification No.)
     Incorporation)

      9 Entin Road, Parsippany, New Jersey                     07054
      --------------------------------------------------------------------
  (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (973) 884-5800

                                 Not Applicable
                                 --------------
            (Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.  OTHER EVENTS.

         On January 20, 2005, Geoffrey P. Jurick, the Chairman, Chief Executive Officer and President of Emerson Radio Corp. ("Emerson"), obtained a $16.0 million loan from a foreign financial institution. This 90 day loan is subject to extension by Mr. Jurick for an additional 90 days, is guaranteed by a third party unaffiliated with Emerson and is secured by a pledge by Mr. Jurick of approximately 10 million shares of his Emerson common stock (approximately 37% of Emerson's outstanding common stock with a current market value of approximately $36.0 million). A significant portion of the loan was used by Mr. Jurick to satisfy in full the previously disclosed judgment in favor of Petra Stelling. All outstanding litigation between Mr. Jurick and Ms. Stelling has been terminated.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EMERSON RADIO CORP.


                                  By: /s/ Guy A. Paglinco
                                      ------------------------------------
                                     Name:  Guy A. Paglinco
                                     Title: Vice President and Chief
                                     Financial Officer

Dated:  January 25, 2005


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